Exhibit 10.8

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is by and between PFO Global, Inc. (the “Company”) and Brigitte Rousseau (the “Consultant”) and is effective as of September 1, 2016 (the “Effective Date”).

WHEREAS, the Consultant was employed by the Company;

WHEREAS, the Consultant’s employment with the Company ended on August 31, 2016; and

WHEREAS, the Consultant and the Company wish to continue her association with the Company on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration and intending to be legally bound hereby, the Consultant and the Company (collectively the “Parties” and each individually a “Party”) agree as follows:

Section 1.     Term. The Consultant’s independent contractor relationship with the Company under this Agreement shall begin on the Effective Date and shall continue until February 28, 2017, subject to early termination as provided in Section 4 hereof (“Term”).

Section 2.     Relationship.

Section 2.1.     Services. During the Term, the Consultant shall provide such services as requested by the Company or the Board of Directors of the Company (“Board”), which may include services for the Company or any affiliate or subsidiary of the Company, but which services shall not, unless Consultant and the Company agree otherwise in writing, exceed twenty (20) hours per week during the Term, save and except for any hours arising from or related to any litigation that is pending as of the Effective Date or any services arising from or related to any payroll tax withholding or other related tax items (collectively, the “Excluded Activities”). To allow the Company to project-plan, the Consultant shall provide the Company with a list of the hours spent each week by the Consultant on the Services (defined below) by project no later than the week immediately following the week in which such hours were expended. Company and Consultant agree that Company will pay to Consultant $100.00 per hour for any hours worked by Consultant per this Agreement during the Term that are not for Excluded Activities that exceed 80 hours in any calendar month. Consultant acknowledges that the hours worked by Consultant in the month of September 2016 did not exceed 80. During the Term, the Consultant shall be reasonably available to answer any questions posed by the Company regarding the Consultant’s former job duties and other matters about which Consultant has knowledge because of the Consultant’s former employment position with the Company or any director or other position she may hold or have held with the Company or any affiliate or subsidiary of the Company. The Consultant shall use her best efforts to perform the services requested under this Agreement (“Services”) and shall perform the Services in a workmanlike manner, in full compliance with all applicable federal, state, local and other laws and regulations and industry standards and in accordance with the Company’s specifications, as they may be in effect from time to time.

Section 2.2.     Time and Effort. During the Term, the Consultant shall be available to perform any services requested or directed by the Company or the Board in accordance with the terms of Section 2.1. However, during the Term, the Consultant shall be able to engage in any other business, profession or occupation for compensation or otherwise which does not: (a) violate Section 7 of this Agreement; or (b) interfere in any respect with the Consultant’s performance of the Services.

Section 3.     Payment.

Section 3.1. Consulting Fee. During the Term, the Company shall pay the Consultant a monthly fee in the amount of $12,330.00 (“Consulting Fee”), which Consulting Fee shall be payable from the Effective Date and through the end of the Term on or before the 30th day of the month immediately following the month in which Consultant provided the Services. Consultant agrees that the Consulting Fee constitutes all compensation for the Services of the Consultant for the Company or any affiliate or subsidiary of the Company during the Term and also is sufficient compensation for the Consultant remaining available for questions during the Term as described in Section 2.1. As the Consultant is an independent contractor, the Parties agree that the Consultant shall not be eligible for, and will not receive, any health or other benefits offered by the Company to its employees.

Section 3.2     Expenses. Subject to the remaining provisions of this Section 3.2, any expenditures or commitments by the Consultant in anticipation of any requirements of the Company are at the Consultant’s sole risk and expense. The Company shall not reimburse the Consultant for any expenses incurred by the Consultant in the performance of the Services or otherwise, unless the Company has approved in writing the reimbursement of the Consultant for such expenses. Any such approved expenses shall be reimbursed within thirty (30) days after the Consultant presents the Company with documentation acceptable to the Company of such expenses and in accordance with the Company’s travel and business expense reimbursement policies as they may exist and be amended from time to time.

Section 4.     Termination.

Section 4.1.     Definitions.

(a)     “Cause” shall mean the termination by the Company of the Consultant’s independent contractor relationship as a result of any of the following events or acts committed or occurring after the Effective Date: (i) a charge or indictment of the Consultant relating to a state or federal statutory or common law in connection with a crime involving moral turpitude, theft, embezzlement or fraud or any felony, which in the good faith judgment of the Board may or will adversely affect the Company or any of its subsidiaries or affiliates or the ability of the Consultant to perform the Services; (ii) a conviction of, or a pleading of no-contest by, the Consultant to any felony; (iii) the Consultant’s dishonesty, fraud, unethical or illegal act, misappropriation or embezzlement in relation to the Company or any of its subsidiaries or affiliates at any time or the Consultant’s performance of the Services or which, in the good faith judgment of the Board, does (or could reasonably be likely to) damage the Company or any of its subsidiaries or affiliates or any of their reputations; (iv) the Consultant’s material failure to perform the Consultant’s Services for the Company or any of its subsidiaries or affiliates, which failure is not reasonably cured within fourteen (14) days following the Consultant’s receipt of written notice of such failure from the Company; or (vii) a material breach of this Agreement or any other written agreement, signed by all of the parties thereto, between the Consultant and the Company or any of any of its affiliates or subsidiaries, which breach is not reasonably cured within fourteen (14) days following the Consultant’s receipt of written notice of such breach from the Company, provided that such right to cure shall not be applicable in the event that the Consultant has received written notice of an identical breach on one or more occasions in the past or where such breach is not capable of being cured.

(b)     “Disability” shall mean the Consultant is incapacitated due to physical or mental illness and such incapacity, with or without reasonable accommodation, prevents the Consultant from performing the essential functions of the Services for at least 90 days in a calendar year, which days need not be contiguous. The determination of the essential functions and of Disability shall be made in good faith by the Company based upon information supplied by a physician selected by the Company or its insurers, and the Consultant shall cooperate fully with such physician, including, without limitation, in the scheduling of any appointments and such physician’s examination of the Consultant.

(c)     “Termination Date” shall mean: (i) in the case of the Consultant’s death, the date of the Consultant’s death; (ii) in the case of an expiration of the Term, the date the Term expires; or (ii) in the case of termination by the Company because of Disability or with or without Cause the date written notification is provided to Consultant of the termination of the Term.

Section 4.2.     Termination.

(a)     If the Term is terminated for any reason, the Company shall pay to the Consultant the unpaid Consulting Fee accrued through the Termination Date (the “Accrued Fees”) in accordance with the provisions of Section 3.1 in accordance with the provisions of Section 3.1.

(b)     Subject to the provisions of this Section 4.2(b), if the Term is terminated by the Company without Cause or as a result of the Consultant’s death or Disability at any time during the Term, in addition to any Accrued Fees, the Company shall pay to the Consultant or, if applicable, to Consultant’s estate or legal guardian, an early termination fee in the amount of the remaining amount of the Consulting Fee that would have been owed through February 28, 2017, if the Term had not been terminated by the Company (“Termination Fee”). Subject to the provisions of this Section 4.2(b), the Termination Fee shall be paid to the Consultant or, if applicable, to Consultant’s estate or legal guardian, in one payment on the sixtieth (60th) day after the Termination Date. The Company’s obligation to pay the Termination Fee is contingent upon the Consultant or, if applicable, Consultant’s executor or legal guardian, signing and not revoking a release agreement, the terms of which shall be comparable to Sections 5.2, 7 and 10 of this Agreement, and providing such signed release to the Company no later than fifty (50) days after the Termination Date. If the Consultant or, if applicable, Consultant’s executor or legal guardian, fails to execute such release within the period prescribed by the Company, or revokes such release or any portion thereof during any applicable revocation period, the Consultant or, if applicable, Consultant’s executor or legal guardian, shall forfeit the right to receive the Termination Fee.

(c)      If the Term is terminated by the Company for Cause, by the Consultant, or as a result of the Term expiring, the Consultant shall be entitled solely to the Accrued Fees payable as stated in Section 4.2(a).

Section 5. Prior Employment Release.

Section 5.1. Release Payment. In consideration for the Company entering into this Agreement with the Consultant and provided that the Consultant signs this Agreement, provides this signed Agreement to the Company and does not revoke certain portions of this Agreement under Section 7, the Company will pay the Consultant the amount of $500.00, minus applicable withholdings and deductions, (“Release Payment”) in one (1) payment in accordance with the Company’s normal payroll practices, minus applicable withholdings and deductions, being made to the Consultant on the first regular payroll date following the thirty-fifth (35th) day after the Effective Date. The Parties agree that this Agreement was provided to the Consultant on August 31, 2016. The Consultant must sign this Agreement and provide this Agreement executed by the Consultant to the Company on or before October 7, 2016. If the Company receives this Agreement executed by the Consultant and the Consultant revokes certain portions of this Agreement, as specified in Section 7, the Company shall only pay to the Consultant 1% of the Release Payment (“Partial Release Payment”), minus applicable withholdings and deductions, which Partial Release Payment shall be made within thirty-five days after the Effective Date. The Consultant agrees that either the Release Payment or the Partial Release Payment is sufficient consideration for the release contained in Section 5.2 of this Agreement. The Parties agree that neither the Release Payment nor the Partial Release Payment was owed by the Company to the Consultant prior to the execution of this Agreement and is only owed in accordance with the terms of this Agreement.

Section 5.2.     General Release and Waiver. In consideration of either the Release Payment or the Partial Release Payment – either of which the Consultant acknowledges is sufficient consideration for the release contained in this Section 5.2 – the Consultant, on the Consultant’s own behalf and on behalf of the Consultant’s agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Releasing Parties”) hereby fully releases, remises, acquits and forever discharges the Company, Pro Fit Optix, Inc. and all of any of their affiliates and any and all of any of their respective officers, directors, members, partners, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the “Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive or any other kind of damages, which any of the Releasing Parties ever have had in the past or presently have against any of the Released Parties, and each of them, arising from or relating to the Employment Agreement entered into by the Consultant and Pro Fit Optix, Inc. on September 6, 2011, the Consultant’s employment with any of the Released Parties, any prior employment or other position held by the Consultant with any of the Released Parties, or any circumstances related thereto, or any other matter, cause or thing whatsoever, including without limitation all claims arising under or relating to any actions of any of the Released Parties, employment contracts, employee benefits or purported employment discrimination or violations of civil rights of whatever kind or nature, including without limitation all claims arising under the Age Discrimination in Employment Act, the Racketeer Influenced and Corrupt Organizations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Patient Protection and Affordable Care Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, the Texas Labor Code, the Sarbanes-Oxley Act, the Texas Commission on Human Rights Act, the Texas Payday Law, the Fair Labor Standards Act, or any other applicable federal, state or local statute, law or ordinance, all as amended, including, without limitation, any workers’ compensation or disability claims under any such laws, claims for wrongful discharge, breach of express or implied contract or implied covenant of good faith and fair dealing, breach of fiduciary duties and any other claims arising under state, federal or local law, including, but not limited to intentional infliction of emotional distress, as well as any expenses, costs or attorneys’ fees. The Consultant further agrees that the Consultant will not file or permit to be filed on the Consultant’s behalf any such claim. Notwithstanding the preceding sentence or any other provision of this Agreement, this release is not intended to interfere with the Consultant’s right to file a charge with the Equal Employment Opportunity Commission (the “EEOC”) or any state or local human rights commission or participate in any governmental proceeding in connection with any claim the Consultant believes the Consultant may have against any of the Released Parties. However, by executing this Agreement, the Consultant hereby waives the right to recover in any proceeding the Consultant may bring before the EEOC or any state or local human rights commission or in any proceeding brought by the EEOC or any state or local human rights commission on the Consultant’s behalf. Notwithstanding anything to the contrary in this Agreement, this release shall not apply to any of the Company’s obligations under this Agreement. The Consultant acknowledges that certain of the payments and benefits provided for in Section 5.1 of this Agreement constitute good and valuable consideration for the release contained in this Section 5.2. This Agreement shall not in any way be construed as an admission by either Party of any acts of wrongdoing, violation of any statute, law or legal or contractual right.

Section 6.     Restrictive Covenants.

Section 6.1.     Confidentiality. During the Consultant’s independent contractor relationship with the Company, the Company agrees to provide the Consultant with Confidential Information (defined below) to which the Consultant has not previously had access. For purposes of this Agreement “Confidential Information” includes trade secrets or confidential information of the Company, including, without limitation: current or prospective client, referral source, business partner, investor and/or vendor identity, contact, preferences, upcoming needs, lists, databases and/or other information and/or history; contracts; processes; technical data; pricing, costs, marketing, sales, business, and/or other strategies, plans, studies or practices; designs; testing results; business and/or financial information; management methods and/or information; any original works of authorship by the Company or any of its affiliates or subsidiaries; or other business information disclosed to the Consultant by the Company or any of its affiliates or subsidiaries prior to or after the Effective Date, either directly or indirectly, in writing, orally, or by drawings or observation and including, without limitation, any of the information described in this sentence relating to the Company, Pro Fit Optix, Inc. or any of either of their affiliates or subsidiaries, whether obtained by, or provided to, the Consultant prior to or after the Effective Date. The Consultant understands and agrees that the Company is not required to provide the Consultant with all of the types of Confidential Information listed in the preceding sentence, but that the Company will provide the Consultant with access to some of these types of Confidential Information in a manner and at a time in the Company’s sole discretion. In exchange for the Company’s promise to provide the Consultant with Confidential Information, the Consultant shall not, during the Term or at any time thereafter, take, disclose, publish, use, exploit, or solicit, allow or assist another Person to use, take, disclose, publish or exploit any Confidential Information, except as: (a) required in the ordinary course of the Company’s business directly related to the Consultant’s provision of the Services and for the benefit of the Company; or (b) required by law. The Consultant represents that the Consultant’s performance of all the terms of this Agreement and the Consultant’s Services for the Company do not, and will not, breach any agreement with any third party. The Consultant will not, and acknowledges that the Company has specifically instructed the Consultant not to, disclose to the Company, use, or induce the Company to use any confidential or proprietary information or material belonging to any third party. The Consultant also will not use any third party’s confidential or proprietary information in the performance of the Consultant’s Services, except as expressly authorized by such third party in writing. Additionally, during the Consultant’s independent contractor relationship, the Company or the Consultant through the provision of the Services may receive from third parties their confidential information, including without limitation nonpublic personal and financial information, including, but not limited to, credit and/or debit card information. The Consultant agrees to hold all such confidential information in the strictest confidence and not to take, use, publish, exploit or disclose it to any Person, except as necessary in the course of the Consultant’s provision of the Services and in accordance with any use agreement between the Company and such third party. Furthermore, upon the termination of the Consultant’s independent contractor relationship with the Company for any reason, the Consultant shall continue to comply with the nondisclosure requirements of this Section 6.1 and shall immediately return and deliver to the Company any and all Confidential Information and all other Company documents and items – whether in hard or digital form – and all copies thereof which belong to the Company or relate to the Company’s business or the business of any of the Company’s affiliates or subsidiaries and which are in the Consultant’s possession, custody or control, whether prepared by the Consultant or others. The Consultant further agrees that, after the Consultant provides a copy of such information or documents to the Company, the Consultant will immediately delete and write over any information or documents relating to the business of the Company or any of its affiliates or subsidiaries from any computer, cellular phone or other digital or electronic device owned by the Consultant and, upon request by the Company, provide to the Company a sworn certificate of the destruction required by this Section 6.1.

Section 6.2.     Non-Compete. The Consultant recognizes and agrees that: (i) the Company has devoted a considerable amount of time, effort, and expense to develop its Confidential Information and business goodwill; (ii) the Confidential Information and the Company’s business goodwill are valuable assets to the Company and give the Company a competitive advantage over others who do not have this information; and (iii) any unauthorized use or disclosure of the Company’s Confidential Information and/or damage to the Company’s business goodwill would cause irreparable harm to the Company for which there is no adequate remedy at law. For these reasons, the Consultant agrees to enter into the following restrictive covenants to protect the Company’s Confidential Information and business goodwill. The Consultant, either in her individual capacity or as a principal, director, officer, partner, manager, contractor, employee, lender, investor, volunteer or in any other manner or capacity whatsoever, shall not, directly or indirectly:

(a)      During the Term and for the one-year period beginning on the Termination Date (“Noncompetition Period”), become employed by, invest in, finance, advise, endorse, perform services for, or otherwise engage in any capacity with a business or enterprise – other than the Company or any of its affiliates or subsidiaries – that provides the same or similar services and products as the Company or any of the Company’s subsidiaries or affiliates, which includes, without limitation, the development, manufacture, marketing and/or selling of lenses and/or eyewear and/or related goods and services, any goods or services that are the same or substantially the same as the goods and/or services provided by the Company or any of its subsidiaries or affiliates and any other line of business in which the Company or any of its subsidiaries or affiliates becomes involved or takes steps to become involved during the Term, provided that the Consultant has knowledge of the Company or any of its subsidiaries or affiliates becoming involved in such other line of business or any of the steps taken by the Company or any of its subsidiaries or affiliates to become involved in such other line of business (a “Competing Business” or “Business”) in the Restricted Area (defined below). Nothing in this Section 6.2(a) prohibits the Consultant from owning in the aggregate not more than two percent (2%) of the outstanding equity of any publicly traded entity engaged in a Competing Business. The Consultant shall be deemed to be engaging in business in the Restricted Area if the Consultant on behalf or for the benefit of any Competing Business uses any electronic or digital device that is physically located in the Restricted Area to communicate with any Person, whether or not such other Person is physically located in the Restricted Area, or on behalf or for the benefit of any Competing Business, the Consultant uses any telecommunication device located outside the Restricted Area to communicate with any Person located in the Restricted Area;

(b)     “Restricted Area” for purposes of this Agreement includes (i) any county, parish or similar political subdivision in which the Consultant performed any Services for Company during the Term; concerning which the Consultant received Company’s Confidential Information regarding Company’s business during the Term (e.g. the Company provided the Consultant with information about Company’s plan to expand into such geographic area, Company provided the Consultant with confidential data about relevant market within the geographic area, etc.); (ii) Texas; and (iii) the United States of America. For purposes of this Section 6, the term “Person” means any individual or any corporation, partnership, limited liability company, trust or other entity of any kind.

Section 6.3.     Non-Solicit.

(a)     During the Consultant’s independent contractor relationship with the Company and during the Noncompetition Period, the Consultant shall not, and shall cause the Consultant’s agents or affiliates not to, directly or indirectly, call-on, solicit business from or induce to do business (other than for the Company during the Consultant’s independent contractor relationship with the Company and for the benefit of the Company) or interfere with the relationship between the Company or any of its subsidiaries or affiliates and any customer or other business relation of the Company or any of its subsidiaries or affiliates, or attempt to solicit business from or induce or interfere with the relationship between the Company or any of its subsidiaries or affiliates and any customer or other business relation of the Company or any of its subsidiaries or affiliates which either: (i) the Consultant contacted, called on, serviced, did business with or had contact with during the Consultant’s employment or independent contractor relationship with the Company either before or after the Effective Date; or (ii) the Consultant learned of or obtained the Company’s Confidential Information about during the Consultant’s employment or independent contractor relationship with the Company either before or after the Effective Date. The restriction in the immediately preceding sentence applies only to soliciting business for or inducing the customer or other business relation for a business or enterprise that is engaged in a Competing Business. Additionally, the Consultant agrees that, among other actions, any notification, update or other communication to any customer or other business relation of the Consultant’s relationship or status with any Competing Business – whether such notification or update is through LinkedIn, Facebook, any other social media outlet, email, letter or by any other method – constitutes a solicitation of business from, and an attempt to induce, such customer or other business relation.

(b)     During the Noncompetition Period, the Consultant shall not, and shall cause the Consultant’s agents and affiliates not to, directly or indirectly, call-on, solicit, or induce to leave the employ or service of the Company or any of its subsidiaries or affiliates, or attempt to solicit or induce, or hire or contract with, or participate in the hiring or contracting with, any employee or contractor of the Company or any of its subsidiaries or affiliates who within the twelve (12) months immediately prior to such calling-on, solicitation, inducement or hiring or contracting was an employee or contractor of the Company or any of its subsidiaries or affiliates.

Section 6.4.     Non-Disparagement. The Consultant shall not engage in any conduct, or make any statements or representations that disparage, libel, defame, demean, or impugn the Company, Pro Fit Optix, Inc. or any of either of their affiliates or subsidiaries, or any of any of their directors, officers, members, equity holders, employees, consultants, agents or representatives (collectively “Company Affiliates”) to any third party, including without limitation any statements impugning, disparaging, libeling, defaming or demeaning any of the Company Affiliates’ financial results, financial controls, accounting, products, business, services or personal or professional character. However, nothing in this Section 6.4 shall prohibit the Consultant from providing truthful testimony, providing truthful information as legally required to do so, or participating in any governmental proceeding.

Section 6.5.     Reasonable Provisions. The Consultant acknowledges and agrees that the provisions of this Section 6 are reasonable and necessary to protect the legitimate business interests of the Company and its subsidiaries and affiliates. Therefore, the Consultant agrees that the Company or any of its subsidiaries or affiliates shall be entitled to a temporary restraining order and injunctive relief, restraining the Consultant from the commission of any breach of Section 6 and to recover the Company’s and any of its subsidiaries’ or affiliates’ attorneys’ fees, witness fees, costs and expenses related to any breach or threatened breach of this Agreement or any action or proceeding brought relating to this Agreement. Nothing contained in this Agreement shall be construed as prohibiting the Company or any of its subsidiaries or affiliates from pursuing any other remedies available to it for any breach or threatened breach or in any other action or proceeding brought relating to this Agreement, including, without limitation, the recovery of money damages. The existence of any claim or cause of action by the Consultant against the Company or any of its subsidiaries or affiliates whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or any of its subsidiaries or affiliates of Section 6 of this Agreement. If the Consultant is determined to have violated any of the restrictions contained in Section 6.2 or 6.3, the Non-Competition Period will be suspended and will not run in favor of the Consultant until such time that the Consultant cures the violation. If the Consultant, in the future, seeks or is offered employment or any other position or capacity with a Competing Business, the Consultant agrees to inform the Competing Business, before accepting employment or any other position, of the existence of the restrictions in Sections 6.1 and, if during the Noncompetition Period, Sections 6.2 and 6.3. Further, before taking any employment or other position with any Competing Business during the Non-Competition Period, the Consultant agrees to give prior written notice to the Company of the name of such Competing Business. The Company shall be entitled to advise such Competing Business of the provisions of Sections 6.1, 6.2 and 6.3 and to otherwise deal with such Competing Business to ensure that the provisions of Sections 6.1, 6.2 and 6.3 are enforced and duly discharged.

Section 6.6.     Reformation. If any of the provisions contained in this Section 6 shall for any reason be held to be excessively broad as to duration, scope, activity or subject, then such provision shall be construed by limiting and reducing it, so as to be valid and enforceable to the maximum extent compatible with the applicable law or the determination by a court of competent jurisdiction.

Section 6.7.     Survival. The Consultant acknowledges and agrees that the provisions of this Section 6 and the Consultant’s obligations hereunder shall survive the termination of the Term under this Agreement.

Section 7.     Knowing and Voluntary Waiver. The Consultant, by the Consultant’s free and voluntary act of signing below, acknowledges that (a) the Consultant has been given a period of twenty-one (21) days (“Review Period”) to consider whether to agree to the terms contained herein, (b) the Consultant has been advised in writing to consult with an attorney prior to executing this Agreement, (c) the Consultant understands that this Agreement specifically releases and waives all rights and claims the Consultant may have under the Age Discrimination in Employment Act prior to the date on which the Consultant signs this Agreement, (d) the Consultant has had an opportunity to review all aspects of this Agreement, and that the Consultant fully understands all the provisions of the Agreement and is voluntarily entering into this Agreement; and (e) the Consultant agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Consultant and the Company agree that any changes to this Agreement, whether material or immaterial, will not restart the running of the Review Period.

This Agreement will become effective, enforceable and irrevocable as to the Consultant’s release of any claims the Consultant may have under the Age Discrimination in Employment Act on the eighth day after the date on which it is executed by the Consultant (“Release Effective Date”). During the seven-day period prior to the Release Effective Date, the Consultant may revoke the Consultant’s agreement to release any claims the Consultant may have under the Age Discrimination in Employment Act, and any amendments thereto, by indicating in writing to the Company the Consultant’s intention to revoke, in accordance with the provisions of Section 8. If the Consultant exercises the Consultant’s right to revoke hereunder, the Consultant shall forfeit the Consultant’s right to receive the Release Payment provided for in Section 5.1, except for the Partial Release Payment, and to the extent such payments or benefits have already been made, the Consultant agrees that the Consultant will reimburse the Company for the amounts of such payments and benefits within fourteen (14) days of the Consultant exercising the Consultant’s right to revoke hereunder.

Section 8.     Notices. All notices and other communications hereunder will be in writing. Any notice or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth:

If to the Consultant:

Brigitte Rousseau

2812 Stratford Lane

Flower Mound, TX 75028

Email: brigitterousseau@aol.com

If to the Company:

PFO Global, Inc.

c/o Mahesh Shetty

14401 W. Beltwood Pkwy., Suite 115

Farmers Branch, Texas 75244

Email: mShetty@pfoglobal.com

with a copy to:

Haynes and Boone, LLP

301 Commerce Street, Suite 2600

Fort Worth, Texas 76102

Attention: Karen C. Denney

Email: karen.denney@haynesboone.com

Facsimile: (817) 348-2327

Any Party may send any notice or other communication hereunder to the intended recipient at the address set forth using any other means (including personal delivery, expedited courier, messenger services, fax, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any Party may change the address to which notices and other communications are to be delivered by giving the other party notice.

Section 9.     Proprietary Rights. “Materials” means all ideas, inventions, works of authorship, concepts, processes, formulas, data, computer programs, improvements, discoveries, developments, designs, and techniques related to the Business or any current or planned line of business of Company or any of its subsidiaries or affiliates that are authored, conceived, or reduced to practice by the Consultant, either alone or jointly with others, during the Term. “Intellectual Property Rights” means patents, copyrights, trademarks, trade secrets, and moral rights. All Intellectual Property Rights in Materials shall be and shall remain owned by Company and shall be Confidential Information. To the extent applicable, the Materials are to be considered works made for hire, as that term is defined in the United States Copyright Act (17 U.S.C. § 101). The Consultant hereby irrevocably assigns and shall be deemed to have assigned to Company all of the Consultant’s right, title and interest in and to any and all Materials, including any related Intellectual Property Rights, whether or not patentable or registrable under copyright or similar statutes. The Consultant recognizes that this Agreement does not require assignment of any Materials (i) developed entirely on the Consultant’s own time; and                 (ii) developed without equipment, supplies, facility, trade secrets, or proprietary information of Company. The Consultant will promptly and fully disclose to Company any and all Materials at the time such Materials are first reduced to practice or first fixed in a tangible form. The Consultant will, at Company’s expense, assist Company to obtain and enforce United States and foreign Intellectual Property Rights relating to Materials. The Consultant will execute, verify and deliver documents and perform other acts as Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Intellectual Property Rights and the assignment thereof. All inventions and works of authorship, if any, patented or unpatented, registered or unregistered, that the Consultant made prior to the Effective Date that are not owned by Company are listed on an attachment hereto (hereafter referred to as the “Prior Materials”). If no such list is attached, the Consultant represents that the Consultant does not own or possess any Prior Materials. The Consultant shall not use any Prior Materials in any manner in connection with the Business. If the Consultant incorporates Prior Materials owned by the Consultant, or in which the Consultant has an interest, into any Materials, Company is hereby granted and shall have a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide, sublicensable (directly or indirectly) license to make, have made, modify, use, sell, have sold, copy, distribute, create derivative works, display, perform, and transmit such Prior Materials.

Section 10.     Miscellaneous.

Section 10.1.     Independence, Severability and Non-Exclusivity. Each of the rights and remedies set forth in this Agreement shall be independent of the others and shall be severally enforceable and all such rights and remedies shall be in addition to and not in lieu of any other rights and remedies available to the Company, or any of its affiliates or subsidiaries under the law or in equity. Subject to the provisions of Section 6.6, if any of the provisions contained in this Agreement, including without limitation, the rights and remedies enumerated herein, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, or rights or remedies, which shall be given full effect without regard to the invalid portions.

Section 10.2.     Governing Law and Exclusive Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its or any other state’s or jurisdiction’s conflicts of law doctrine. The Parties specifically waive any the application of any and all conflicts of law provisions of the State of Texas and any other state or other jurisdiction. The Parties agree that any disputes between them may be heard only in the state or federal courts located in Dallas County, Texas, and the Parties hereby consent to venue and jurisdiction in those courts, subject to any mandatory venue provisions of the State of Texas.

Section 10.3.     Entire Agreement/Amendments. This Agreement contains the entire understanding of the Parties and supersedes any prior agreements or understandings with respect to the prior employment or current independent contractor relationship between the Consultant by the Company or any of the Released Parties from and after the Effective Date, save and except for any confidentiality, non-solicitation, non-competition, non-disparagement or intellectual property assignment agreements or duties that may exist between the Parties. The Parties agree that any such confidentiality, non-solicitation, non-competition, non-disparagement or intellectual property assignment agreements or duties that may exist between the Parties are not superseded by this Agreement. This Agreement may not be altered, modified, or amended except by written instrument signed by the Parties hereto. The Consultant represents and acknowledges that, in executing this Agreement, the Consultant did not rely, and has not relied, on any representation(s) by the Company or any of the Released Parties or any of their officers, directors, employees or representatives, except as expressly contained in this Agreement. Rather, the Consultant relied on the Consultant’s own judgment.

Section 10.4.     No Waiver. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such Party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

Section 10.5.     Assignment. This Agreement shall not be assignable by the Consultant. This Agreement may be assigned by the Company, in whole or in part, to a company which is a successor in interest to substantially all of the business operations of the Company, Pro Fit Optix, Inc. or any of either of their affiliates or subsidiaries. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor company, provided that any assignee expressly assumes the obligations, rights and privileges of this Agreement.

Section 10.6.     Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

Section 10.7.   Independent Contractor Status. The Company and the Consultant acknowledge and agree that the Consultant is an independent contractor and not an employee of the Company. Any personnel furnished by the Consultant in the performance of the Services shall be the Consultant’s employees or subcontractors and shall not for any purpose be considered the Company’s employees. The Company will have no obligation whatsoever to provide any salaries, benefits or privileges of any kind or nature to the Consultant or the Consultant’s employees or subcontractors, save and except for the payments provided for in Sections 3 and 5 of this Agreement in accordance with terms of this Agreement.

Section 10.8.      Taxes. The Parties agree that the Consultant is solely responsible for any and all taxes associated with any Consulting Fee or Termination Fee paid to the Consultant under this Agreement. The Parties agree that should Consultant fail to pay any taxes owed associated with the Consulting Fee or any Termination Fee paid to the Consultant, the Consultant will be solely responsible for the payment of any and all such taxes, penalties or other amounts or liabilities. The Consultant further agrees to indemnify, defend, and hold harmless the Company and its past, current and future predecessors, successors, divisions, parents, affiliates, subsidiaries, agents, assigns, attorneys, officers, directors, employees, and all persons or entities acting by, through, under or in concert with any of them from and against any and all losses, damages, fines, penalties, liabilities, claims of liability, causes of action, costs, and expenses whatsoever, including, without limitation, attorneys’ fees, amounts paid in settlement and losses arising from or related to taxes, costs, assessments, penalties, damages, fees, or interest arising from or relating to or because of any nonpayment of any taxes associated with any Consulting Fee or Termination Fee paid to the Consultant.

Section 10.9.     Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 10.10. Survival. The obligations under Sections 4.2, 5, 6, 7, 8, 9, and 10 of this Agreement shall continue in effect after the termination of the Term, regardless of the reason(s) for termination.

Section 10.11.     Section 409A of the Code. The Parties agree that this Agreement is intended to be interpreted and applied so that the applicable payments set forth herein shall either be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or shall comply with the requirements of Section 409A. In no event may the Consultant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement or otherwise which constitutes a “deferral of compensation” within the meaning of Section 409A. Notwithstanding anything in this Agreement or elsewhere to the contrary, a termination of services or a termination of the independent contractor relationship shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute “non-qualified deferred compensation” within the meaning of Section 409A unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of service,” “termination of the independent contractor relationship” or like terms shall mean “separation from service” within the meaning of Section 409A. Notwithstanding any provision in this Agreement or elsewhere to the contrary, if the Consultant is deemed to be a “specified employee” within the meaning of Section 409A, any payments or benefits due upon the Consultant’s separation of service under any arrangement that constitutes a “deferral of compensation” within the meaning of Section 409A (whether under this Agreement, any other plan, program, payroll practice or any equity grant) and which do not otherwise qualify under the exemptions under Treasury Regulation section 1.409A-1 (including without limitation, the short-term deferral exemption and the permitted payments under Treasury Regulation section 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided to the Consultant in a lump sum (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) on the earlier of (x) the date which is six months and one day after the Consultant’s separation from service for any reason other than death, and (y) the date of the Consultant’s death, and any remaining payments and benefits shall be paid or provided in accordance with the normal payment dates specified for such payment or benefit.

 Section 10.12     Return of Company Property.   By signing this Agreement, Consultant warrants and represents that she has returned to the Company all Company property and other Company items in her possession, custody or control.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

CONSULTANT:	PFO GLOBAL, INC.:

Signature:/s/ Brigitte Rousseau	Signature: /s/ Matt Cevasco
Printed Name: Brigitte Rousseau	Printed Name: Matt Cevasco
Date: October 7, 2016	Title: President and CEO